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                                                                Exhibit 10(e)(2)
OMNIBUS INCENTIVE PLAN
Effective as of January 1, 1992
Revised as of October 25, 1994
Revised as of January 1, 1996

Article 1.  General
1.1  ESTABLISHMENT OF THE PLAN.
Public Service Company of Colorado, a Colorado corporation (the "Company"), hereby establishes this Omnibus Incentive Plan (the "Plan").

1.2  PURPOSE.

The purpose of the Plan is to (i) recognize, reward and retain management employees of the Company whose performance, contribution and skills promote the achievement of the Company's long-term financial and business objectives, (ii) align the interests of shareholders and management of the Company with each other, (iii) attract and retain high-quality employees, and (iv) improve the earnings of the Company.

1.3  ADMINISTRATION.

The Plan shall be administered by the Compensation Committee of the Company's Board of Directors or such other committee as the Board may appoint to administer the Plan (the "Committee"), provided that such committee shall be constituted, to the extent required, such that the Plan complies with the applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have full and final authority in its discretion to:

 (a) select the Participants (as defined herein) to receive awards under the Plan;

 (b)  to make awards in such forms and amounts as it shall determine;

 (c) impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate;

 (d) conclusively interpret the Plan and decide all questions of fact arising from its application;

 (e) adopt, amend, and rescind the Plan and rules and regulations relating to the Plan, subject to any required approval of shareholders; and

 (f) correct any defect or omission or reconcile any inconsistency in the Plan or in any award granted hereunder.

It is the intent of this provision to give the Committee the broadest possible discretion in administering the Plan and carrying out its duties hereunder, including designating an
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administrator of the Plan for day to day operations (the "Plan Administrator").
A majority of the Committee shall constitute a quorum, and the acts of a majority of the quorum shall be sufficient for the taking of any action on the Plan. No member of the Committee shall be liable for any act done or determination made in good faith under the terms of the Plan.

1.4  SHARES SUBJECT TO THE PLAN.

Up to 1,000,000 shares of the Company's common stock, $5.00 par value (the "Shares"), may be issued under the Plan. The Shares will be from authorized, but unissued, Common Stock, treasury stock or stock purchased on the open market. If any Award terminates, expires or lapses, any Shares associated therewith will again become available under the Plan to the maximum extent possible under the then applicable rules under Section 16 of the 1934 Act. The number of Shares subject to the Plan and subject to Awards under the Plan will be adjusted in accordance with paragraph 5.2 upon any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or any similar corporate change.

1.5  TYPE OF AWARDS.

Awards under the Plan may be in the form of: (i) options to purchase Shares, including but not limited to incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) Shares subject to certain restrictions (the "Restricted Shares"); or (iii) performance awards entitling the holder thereof to cash, Shares or a combination thereof if certain performance goals are met during the applicable performance period (the "Performance Awards").

1.6  PARTICIPANTS.

Persons eligible to participate shall be those management employees, including officers, who are employed by the Company or a subsidiary in which 50% or more of the outstanding common stock is owned by the Company, and whose performance, contribution and skills promote the achievement of the Company's long-term financial and business objectives. Those employees who are selected by the Committee to receive an award under and pursuant to the terms of the Plan are "Participants" hereunder.

Article 2.  Options

2.1  AWARD OF OPTIONS.

The Committee may, from time to time, award options to purchase Shares to any Participant, subject to the terms of the Plan and such other terms and conditions as the Committee may determine. Such awards of options shall be evidenced by stock option agreements containing terms and conditions consistent with this Plan and as the Committee may approve from time to time.

2.2  PRICE.

The purchase price assigned to each Share under each option shall be at least 100% of the Fair Market Value of the Share at the
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time the option is granted. The time of grant is the date on which the number of stock options is determined and credited to a Participant's account or awarded to a Participant. For purposes of the Plan, "Fair Market Value" means the closing price of the Shares on the New York Stock Exchange as of the date an award is granted to a Participant, or, if no sale was made on such date, the next preceding day on which the Shares were traded on that Exchange.

2.3  EXERCISE OF OPTIONS.

Each option granted under the Plan may be exercised in accordance with the specific terms and conditions relating thereto as set forth in a stock option agreement, provided that the period for exercise of the option shall not commence earlier than six months after the date of grant and shall end on a date after the date of grant of the option as selected by the Committee at the time of the grant, which date shall be a date at least one year following the date of grant. Such six month limitation shall not apply in the event of a Participant's death or Disability (within the meaning of the Company's Long-Term Disability Income Plan or any successor plan thereto). In addition to such other procedures for the exercise of options as the Committee may establish, written notice of exercise shall be required and, upon exercise, the Shares purchased shall be paid for in full either in cash or shares of Common Stock valued at the Fair Market Value on the date of exercise or a combination thereof as the Committee may permit. The Committee may Permit payment to be made through shares of Common Stock currently owned, Share withholding or cashless exercise. As soon as practicable after exercise and payment, the Company shall deliver to the Participant a certificate or certificates evidencing the Shares purchased.

2.4  INCENTIVE STOCK OPTIONS.

In the event the Committee awards incentive stock options under Section 422 of the Code, such options shall be subject to the following additional conditions or such other conditions as may be required under the Code with respect to incentive stock options at the time of grant:

 (i) During any calendar year, the aggregate Fair Market Value of the Shares subject to incentive stock options exercisable for the first time by a Participant shall not exceed $100,000;

 (ii) All incentive stock options must be granted within 10 years from the date the Board of Directors of the Company adopted the Plan;

 (iii) Unless sooner exercised, terminated or canceled, all incentive stock options must expire no later than 10 years from the date of grant; and

 (iv) Any incentive stock option awarded under the Plan shall contain such other terms and conditions as the Committee may
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 determine to be necessary to qualify the incentive stock options under Section
 422 of the Code.

2.5  EXPIRATION OF OPTIONS.

If a Participant ceases to be employed by the Company for any reason (voluntary or involuntary), except for termination because of such employee's death, Disability, or Retirement (within the meaning of the Company's Employees' Retirement Plan, or any successor thereto), all stock option awards held by such Participant shall terminate immediately, unless otherwise approved by the Committee. In the event of the death or Disability of a Participant, such Participant's unvested stock options shall vest and all vested options held by such Participant shall be exercisable at any time within one year following the date of the death or Disability (but not Retirement) of such Participant, but in no event after expiration of such options. In the event of Retirement of a Participant, unvested options shall vest at the time of Retirement, and such Participant may exercise all options previously awarded in accordance with their terms. However, for grants made on or after January 1, 1996, upon the death of a Participant subsequent from the Company, all outstanding stock options of the Participant shall be exercisable for a period up to one year but in no event after expiration of such options.

Article 3.  Restricted Shares

3.1  AWARD OF RESTRICTED SHARES.

Restricted Shares may be granted to Participants by the Committee, subject to the terms and conditions of the Plan and as the Committee may determine. Each certificate for Restricted Shares shall be registered in the name of the Participant and shall bear any restrictions upon its face.

3.2  RESTRICTIONS.

Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for a period of two years from the date of grant, or such longer period of time as established by the Committee at the time of grant. Holders of Restricted Shares may exercise full voting rights of those shares and shall be entitled to all dividends and other distributions paid on such shares. Upon fulfillment of the restriction period and any other restrictions imposed by the Committee, a Participant will receive fully transferable certificates with no restrictions.

3.3  TERMINATION OF EMPLOYMENT.

In the event a Participant's employment is terminated by reason of death, Disability or Retirement, the restrictions on the Restricted Shares held by such Participant shall lapse, allowing the Restricted Shares to become freely tradable. If a Participant's employment is terminated for any other reason before the end of a restriction period, the Participant's Restricted Shares previously awarded are forfeited and the Participant shall promptly surrender to the Company all non-
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vested Restricted Shares awarded under the Plan. The Committee may, however, waive any such forfeiture provisions.

Article 4.  Performance Shares

4.1  GRANT OF PERFORMANCE AWARDS.

The Committee may grant to any Participant Performance Awards. A Performance Award gives the Participant the right to be paid a defined value if pre-established performance objectives of the Company are met at the end of a stated performance period. Each Performance Award shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine from time to time.

4.2  PERFORMANCE ACCOUNTS.

At the time of a Performance Award to a Participant, the Company shall establish an account for the Participant. The Committee may credit Performance Awards to such account solely for accounting purposes, and the Company shall not be required to set aside a fund for the payment of any Performance Award until it is earned at the end of the applicable performance period.

4.3  TERMS.

The Committee shall establish the performance period, which shall be no less than one year, performance objectives for the performance period (or each year within the performance period), using such measures of performance as the Committee may select, and the value of the Performance Award that would be payable at the end of the performance period if 100% of the performance objectives are achieved. In addition, the Committee shall establish minimum performance objectives and maximum performance objectives on which Performance Awards may be earned. Failure to meet the minimum performance objectives will earn no Performance Award. At the end of a performance period, the degree of achievement of the range of performance objectives will determine the value of the Performance Award earned by each Participant; provided, however, the Committee may adjust a Participant's Performance Award based upon such Participant's own performance as recommended to the Committee by the supervisor of such Participant. The Committee may change the performance objectives during any year of a performance period, but only in the event that the Committee determines that unforeseen circumstances have occurred during the period which, had they been known, would have materially affected the establishment of the objectives. There may be more than one Performance Award outstanding at any one time and performance periods may differ.

4.4  PAYMENT.

Payments on the Performance Awards may be made in cash or Shares or a combination thereof as determined by the Committee and set forth in the agreement. In any event, all payments shall be made as soon as practical following the end of a performance period.

4.5  TERMINATION OF EMPLOYMENT.
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In the event a Participant's employment is terminated by reason of death,
Disability or Retirement during a performance period, the Participant will be entitled to receive a pro rata portion of the value of the Performance Award earned, payable at the conclusion of the Plan year in which termination occurs. Such value shall be determined based on the achievement of performance objectives for the Plan year in which death, Disability or Retirement occurs and performance for any previous years in the Performance period. The Participant shall receive the pro rata portion of the value of the Performance Award earned based on the number of full months worked during the performance period divided by the number of full months in the performance period. If a Participant's employment is terminated for any other reason during a performance period, the Participant's right to payment under a Performance Award shall be terminated. The Committee may, however, permit the Participant to receive the pro rata portion of the value of the Performance Award earned, calculated as set forth above.

Article 5.  Miscellaneous

5.1  CHANGE IN CONTROL.

In the event the Company is subject to a change in control, all stock-based awards, such as options and Restricted Shares, shall vest 100% and all Performance Awards shall be paid out immediately in cash, as if the performance objectives have been obtained through the effective date of the change in control or as the Committee may otherwise determine. For purposes of the Plan, change in control shall mean (i) receipt by the Company of a report on Schedule 13D filed pursuant to Section 13(d) of the 1934 Act or knowledge of facts on which a Schedule 13D is required to be so filed, disclosing that the person filing, or who should be filing, the Schedule 13D is a beneficial owner, directly or indirectly, of 20% or more of the Company's outstanding common stock; (ii) when any person becomes the owner, directly or indirectly, of 20% or more of the Company's outstanding common stock pursuant to a tender or exchange offer by such person; (iii) a change within a 24-month period in 51% or more of the directors making up the Board provided, however, that if the election or nomination of a director elected subsequent to the beginning of such 24-month period is approved by a vote of at least two-thirds of the initial directors then still in office, such director shall be considered to have been a member of the Board as of the beginning of such 24-month period; or (iv) approval by the shareholders of a dissolution of the Company or an agreement to merge, consolidate or sell substantially all the assets of the Company pursuant to which the Company is not the surviving entity.

5.2  ADJUSTMENTS FOR OTHER CHANGES.

In the event of a stock dividend or stock split or combination or other increase or reduction in the number of the Company's outstanding common stock, the Committee may, to prevent the dilution or enlargement of rights under any awards, make such adjustments in the number and type of Shares authorized by this
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Plan, the number and type of Shares covered by, or by which payments are measured under, outstanding awards and the exercise prices therefor as may be determined to be appropriate and equitable. The Committee may provide for adjustments to outstanding awards in the related agreements therefor to prevent dilution or enlargement of rights thereunder or to provide for acceleration of benefits thereunder in the event of merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of, or spin off, or similar transaction by, the Company, as well as the change in control provisions stated above in paragraph 5.1.

5.3  NON-TRANSFERABILITY.

No award or right thereto granted under the Plan may be sold, assigned, transferred, pledged or hypothecated, other than by will or by the laws of descent and distribution. In the case of a death of a Participant, payment of any outstanding award pursuant to the terms of the Plan shall be made to the designated beneficiary of such Participant. Any transfer contrary to this provision will result in forfeiture of the award.

5.4  AMENDMENT, SUSPENSION AND TERMINATION.

The Committee or the Board of Directors may, at any time, terminate or, from time to time, modify, amend or suspend, and if suspended, reinstate, in whole or in part, any or all of the provisions of the Plan, except to the extent restricted by the Code, the federal securities laws, or the rules of any exchange upon which the Shares are listed; provided, however, that if any amendment requires shareholder approval under the then applicable rules of
Section 16(b) of the 1934 Act, such amendment shall be subject to the approval of the Company's shareholders. No termination, amendment, suspension or modification may adversely affect the rights of a Participant under any outstanding award without the consent of such Participant.

5.5  TAX WITHHOLDING.

The Company shall have the right to deduct from all payments in cash under the Plan any taxes required by law to be withheld with respect to such cash payments and in the case of any noncash payment or exercise of a stock-based award, the Participant shall be required to pay to the Company the amount of any taxes which the Company is required to withhold with respect to such payment or exercise. Tax withholding may, if requested by the Participant or beneficiary, and at the discretion of the Committee, be made by tendering shares of Common Stock currently owned, Share withholding or cashless exercise. Such election must be made by the Participant prior to the date on which the tax obligation arises and, to the extent required, shall be effected in accordance with Section 16(b) of the 1934 Act.

5.6  NO RIGHT TO EMPLOYMENT OR PARTICIPATION.

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, or confer upon any participant, any right
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to continue in the employ of the Company for any period of time or to continue such Participant's present or any other rate of compensation. No Participant in a different performance period for Performance Awards, or other employee of the Company at any time, shall have the right to be selected for participation in a current or future performance period for Performance Awards.

5.7  INDEMNIFICATION.

The Company's Board of Directors and each person who is or was a member of the Board of Directors or the Committee or who is or was an employee of the Company shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense, including, without limitation, fees and expenses of legal counsel, that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reasons of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval or paid in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on the person's own behalf The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.8  BENEFICIARY.

Each participant under the Plan may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan otherwise due to the Participant may be paid in the case of the Participant's death before receiving any or all of such benefit. Any subsequent designation shall revoke all prior designations by the same Participant. Each designation shall be in a form prescribed by the Committee and shall be effective only when filed by the Participant with the Committee. If the Participant does not designate a beneficiary, or the designated beneficiary does not survive the Participant or exist at the time of the Participant's death, any benefit payable under the Plan shall be paid in the following order of priority

 (a) the personal representative of the Participant's estate, if an estate proceeding is open at the time for the benefit payment under the Plan;

 (b) those persons or entities who would receive the remainder of Participant's estate under Participant's last will, if any; or
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 (c)  those persons who would inherit Participant's properly under the Colorado laws of intestate succession.

5.9  NON-EXCLUSIVITY.

Nothing contained herein is intended to amend, modify or rescind any previously approved compensation plan or program entered into by the Company. The Plan shall be in addition to any and all such plans or programs. Neither the adoption of the Plan by the Company's Board of Directors nor the submission of the Plan to the Company's shareholders for approval shall be construed as creating any limitations on the power or authority to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

5.10  NON-UNIFORM DETERMINATIONS.

The Committee's determinations under the Plan, including, without limitation, the selection of Participants, the determination of the form, amount and timing of awards, the terms and conditions of the awards, the agreements evidencing the awards and the establishment of objectives, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan whether or not such persons are similarly situated.

5.11  LISTING, REGISTRATION AND LEGAL COMPLIANCE.

Each award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of such award, or any Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such award or the issue, delivery or purchase of Shares or other property thereunder, no such award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee and the holder of the award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of officers and other persons subject to
Section 16(b) of the 1934 Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any award which, in the discretion of the Committee, are necessary or desirable to comply with Section 16(b) of the 1934 Act and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which options may be exercised, the Committee may, in its
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discretion and without the holders' consent, so reduce such period upon not less than 15 days' written notice to the holders thereof.

5.12  LOANS.

The Committee may provide for the Company or any subsidiary of the Company to make loans to finance the exercise of any option as well as the estimated or actual amount of any taxes payable by a Participant as a result of the exercise or payment of any option and may prescribe, or may empower the Company or such subsidiary to prescribe the other terms and conditions (including but not limited to the interest rate, maturity date and whether the loan will be secured or unsecured) of any such loan.

5.13  GOVERNING LAW.

The Plan shall be construed in accordance with the laws of the State of Colorado.

5.14  TERM.

The Plan shall be effective as of January 1, 1992, subject to (i) the approval of the holders of a majority of the Shares present at the 1992 annual meeting,
(ii) the approval of the Colorado Public Utilities Commission of the issuance by the Company of the securities under the Plan, and (iii) the registration of the securities under the Plan with the Securities and Exchange Commission. No awards under the Plan shall be made after December 31, 2001.

5.15  CLAIMS PROCEDURE.

With respect to claims under the Plan, the following procedure shall apply:

 (a) FILING. If a Participant or a beneficiary believes that a benefit payable under the Plan has not been properly calculated or paid, the Participant or beneficiary may file a claim for benefits with the Plan Administrator within 90 days after the payment is due, which period may be extended at the discretion of the Plan Administrator for reasonable cause. All claims for benefits shall be filed in writing by the Participant, the beneficiary, or the authorized representative of Such Participant (hereafter a "claimant), by completing such procedures as the Plan Administrator shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

 (b) TIME FOR NOTICE OF CLAIM DENIAL. If a claim is denied, notice of denial shall be furnished by the Plan Administrator to the claimant within 90 days after receipt of the claim by the Plan Administrator (or receipt of the requested additional information, if later), unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the claimant
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 and the extension shall not exceed 90 days from the end of the initial period.

 (c) CONTENT OF NOTICE OF CLAIM DENIAL. The Plan Administrator shall provide adequate notice, in writing, to any claimant whose claim has been denied, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to substantiate the claim and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

 (d) REVIEW PROCEDURE. The claimant or the claimant's authorized representative may request such a review by the Committee upon written application. The claimant may review pertinent documents and may submit issues or comments in writing. The claimant or the claimant's duly authorized representative must request such review within 60 days of receipt of notification of the claim denial unless the Committee extends this period of time for good cause. A decision on review shall be rendered within 60 days after the receipt of the request for review by the Committee. If special circumstances require a further extension of time for review, a decision shall be rendered as soon as possible, but not later than 120 days following the Committee's receipt of the request for review. If such an extension of time of review is required, written notice of the extension shall be furnished to the claimant before the extension period commences. The decision of the Committee shall be to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

Additional Information

Compensation Committee

Members of the Compensation Committee are outside directors of the Company and are selected annually by the Board of Directors.

Common Stock Restrictions

Shares of Common Stock acquired pursuant to the Plan by "affiliates" of the Company, as that term is defined in the Securities Act of 1933 (the "1933 Act"), may be resold only pursuant to the registration requirements of the 1933 Act or pursuant to an exemption therefrom.

Acquisitions and dispositions of Common Stock by an officer or director of the Company who is an insider for purposes of Section 16 under the 1934 Act within any six-month period may give rise to the right of the Company to recapture any profit from such transaction pursuant to Section 16(b) of the 1934 Act. Insiders
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should consult with Company General Counsel prior to making any transactions in
Company Common Stock pursuant to the Plan.

Federal Income Tax Consequences

The following is a summary of the federal income tax treatment of the various forms of awards that may be granted under the Plan:

NONQUALIFIED STOCK OPTIONS.

The grant of a nonqualified stock option will have no immediate tax consequences to the Company or to a Participant. The exercise of a nonqualified stock option will require such Participant to include in gross income that amount by which the fair market value of the shares acquired on the exercise date exceeds the option price. Such fair market value becomes such Participant's tax basis of the Common Stock so acquired. Upon a subsequent sale or taxable exchange of the Common Stock acquired upon a nonqualified stock option exercise, a participant will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of he shares sold or exchanged. Provided the applicable withholding requirements are met, the Company will be entitled to a tax deduction in the same amount and at the same time as the participant is in receipt of income in connection with the exercise of a nonqualified stock option (but not in connection with the taxation of the subsequent sale or taxable exchange of the Common Stock).

INCENTIVE STOCK OPTIONS.

Neither the grant nor the exercise of an incentive stock option will have an immediate tax consequence to the Company or a Participant. If a Participant exercises an incentive stock option and does not dispose of the acquired Common Stock within two years after the grant of the option or within one year after the date of the transfer of the Common Stock to such Participant (a "disqualifying disposition"), the Company will not be entitled to a tax deduction, such Participant will realize no compensation income, and any gain or loss that is realized on a subsequent sale or taxable exchange of the Common Stock will be treated as long-term capital gain or loss equal to the difference between the amount realized on the sale or exchange on the option price of shares sold or exchanged. The spread between the option price and the fair market value of the Common Stock on the date of an incentive stock option exercise is an adjustment for purposes of computing the Participant's alternative minimum tax (if any).

In the event of a disqualifying disposition of the Common Stock acquired upon exercise of an incentive stock option, a Participant's and the Company's tax treatment will be the same as if such Participant exercised a nonqualified stock option, with one exception. Such Participant must still treat the spread between the option price and fair market value of he Common Stock on the date of exercise of the incentive stock option as an adjustment for purposes of the alternative minimum tax, unless
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the disqualifying disposition occurs in the same tax year as the incentive stock option is exercised.

RESTRICTED SHARES.

The Company will receive a tax deduction at the time that all restrictions lapse on the Restricted Shares held by a Participant. The tax deduction will be equal to the fair market value of the Restricted Shares at that time. Because the Restricted Shares are subject to a substantial risk of forfeiture (the requirement that employment be continued for the restriction period), the Participant will have no income until all of the restrictions lapse. However, a Participant who is awarded Restricted Shares may elect, in accordance with
Section 83(b) of the Code (an 83(b) election"), to be taxed in the year of grant on the fair market value of the Shares at the date of grant.

Dividends are taxable to the Participant upon receipt. The Company will receive a tax deduction for dividends paid on Restricted Shares unless the Participant has made an 83(b) election with regard to such shares.

PERFORMANCE AWARDS.

A Participant will be taxed at the time of payment of a Performance Award, for the amount of cash and the fair market value of any Common Stock received. The Company will receive a deduction at the same time such Participant is paid the Performance Award.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Incorporation of Certain Documents by Reference

The Company hereby undertakes to provide without charge to each person to whom this document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents (i) incorporated by reference in Item 3 of part II of the Company's latest Registration Statement on Form S8 relating to the Plan (such documents are hereby incorporated by reference into the Section 10(a) prospectus) and (ii) required to be delivered pursuant to Rule 428(b) of Regulation C under the 1933 Act.

Requests for such documents should be directed to Richard C. Kelly, Senior Vice President, Finance, Treasurer and Chief Financial Officer by mail at Suite 900, 1225 17th Street, Denver, Colorado 80202-5533, or by telephone at (303) 571-7511.